**WRITTEN CONSENT OF THE SOLE DIRECTOR
OF BRILLIANT N.E.V. CORP.**

The undersigned, being the sole remaining member of the Board of Directors of Brilliant N.E.V. Corp., a Nevada corporation (the "Company"), hereby adopts the following resolutions by written consent in lieu of a meeting, effective as of June 5, 2026, pursuant to the Nevada Revised Statutes and the Company's Bylaws.

WHEREAS, the Company has undergone a change in control resulting from private transfers of shares of the Company's common stock by Guangzhe Su and certain other stockholders;

WHEREAS, Guangzhe Su has resigned from all officer and director positions with the Company;

WHEREAS, Jingtao Wu, Chenghua Liu and Fuzhan Su have resigned from their positions as directors of the Company;

WHEREAS, the Board intends to submit certain corporate actions, including the proposed amendment to the Company's Articles of Incorporation to change the Company's name to Origin Tea Inc., to stockholders holding a majority of the Company's issued and outstanding voting power for approval and ratification;

WHEREAS, the Company desires to strengthen its corporate governance and appoint additional directors to serve on the Board of Directors;

WHEREAS, the Company believes it is in its best interests to appoint Xiangying Meng as Chairman of the Board and Chief Executive Officer while continuing to serve as Chief Financial Officer;

WHEREAS, the Company believes it is in its best interests to appoint Yong Yang and Yang Liu to serve as directors of the Company;

WHEREAS, the Company believes it is in its best interests to change its corporate name from Brilliant N.E.V. Corp. to Origin Tea Inc.;

WHEREAS, the Company believes it is in its best interests to effect a reverse stock split of the Company's common stock at a ratio of one-for-eight (1:8) and proportionately reduce its authorized shares of common stock from 345,000,000 shares to 43,125,000 shares;

WHEREAS, the Company has reviewed and approved its tea-related business direction, including the operations of Origin Tea Industry Limited, a Hong Kong corporation, and Hainan Origin Enterprise Management Co., Ltd., a wholly foreign-owned enterprise organized under the laws of the People's Republic of China;

WHEREAS, the Company intends to change its principal executive office address to 7 Jinsha East Road, Yacha Town, Baisha Li Autonomous County, Hainan Province, China;

WHEREAS, the Company desires to pursue a new trading symbol, expected to be "OTEA," to file the required corporate action notices with FINRA, and to engage a market maker to submit a Form 211 in connection therewith;

WHEREAS, the Company may seek to raise capital through one or more private placements to support its tea-related business development and operations.

NOW, THEREFORE, BE IT RESOLVED, that the resignations of Guangzhe Su, Jingtao Wu, Chenghua Liu and Fuzhan Su from all director and officer positions, as applicable, with the Company are hereby accepted and approved;

RESOLVED, that Xiangying Meng is hereby appointed and shall serve as Chairman of the Board of Directors and Chief Executive Officer of the Company and shall continue to serve as Chief Financial Officer of the Company;

RESOLVED, that Yong Yang and Yang Liu are hereby appointed as directors of the Company, effective immediately, to serve until their successors are duly elected and qualified or until their earlier resignation or removal;

RESOLVED, that the Board hereby approves the change of the Company’s name from Brilliant N.E.V. Corp. to Origin Tea Inc., subject to the filing and effectiveness of the applicable Certificate of Amendment with the Nevada Secretary of State and all required regulatory processing;

RESOLVED, that the Board hereby approves a one-for-eight (1:8) reverse stock split of the Company’s common stock, pursuant to which each eight shares of issued and outstanding common stock shall automatically be combined into one share of common stock;

RESOLVED, that the Company’s authorized shares of common stock shall be proportionately reduced from 345,000,000 shares to 43,125,000 shares in connection with the reverse stock split;

RESOLVED, that any fractional shares resulting from the reverse stock split shall be rounded up to the nearest whole share;

RESOLVED, that the Board hereby approves the change of the Company’s principal executive office address to:
7 Jinsha East Road
Yacha Town
Baisha Li Autonomous County
Hainan Province, China;

RESOLVED, that the Board hereby approves the Company’s tea-related business direction and the use of the Origin Tea name and business platform, including Origin Tea Industry Limited and Hainan Origin Enterprise Management Co., Ltd.;

RESOLVED, that the Board hereby authorizes the Company to pursue one or more private placements of its securities to support the development, operation and expansion of its tea-related business, provided that any such offering shall be conducted pursuant to an available exemption from registration under the Securities Act of 1933, as amended, and applicable state securities laws;

RESOLVED, that the officers of the Company are authorized and directed to prepare, execute and file any Certificate of Amendment, Certificate of Change, Amended Nevada Annual List, officer certificate, FINRA corporate action notice, transfer agent instruction, Form 8-K, OTC Markets submission, market maker engagement, Form 211 support materials, press release, shareholder communication or any other document necessary or advisable to carry out the foregoing resolutions;

RESOLVED, that the officers of the Company are authorized to request the trading symbol “OTEA,” subject to availability and FINRA processing;

RESOLVED, that the officers of the Company are authorized to engage a market maker to submit a Form 211 and to provide such market maker with corporate, financial, shareholder, transfer agent and disclosure materials as may be reasonably requested;

RESOLVED, that the Board hereby recommends that stockholders holding a majority of the Company's issued and outstanding voting power approve and ratify the corporate actions described herein, including the amendment to the Company's Articles of Incorporation to change the Company's name to Origin Tea Inc.;

RESOLVED, that all actions previously taken by any officer, director, agent, attorney, representative or advisor of the Company in connection with the matters described above are hereby ratified, confirmed and approved in all respects; and

RESOLVED, that this Written Consent may be executed by electronic signature and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent effective as of June 5, 2026.

Xiangying Meng
Sole Director
Brilliant N.E.V. Corp.